UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
____________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

     On November 20, 2013, The Clorox Company (the “Company”) held its annual meeting of stockholders in Pleasanton, California. The matters voted on and the results of the vote were as follows:

1.	The Company stockholders re-elected the following directors to each serve until the next Annual Meeting of Stockholders or until a successor is duly elected and qualified.

	Number of Votes
	For	Against	Abstain	Broker Non-Votes
Daniel Boggan, Jr.	82,324,349	1,695,733	442,725	27,309,900
Richard H. Carmona	81,739,470	2,286,106	437,231	27,309,900
Tully M. Friedman	81,146,985	2,877,252	438,570	27,309,900
George J. Harad	82,006,794	2,018,305	437,708	27,309,900
Donald R. Knauss	80,562,044	2,903,414	997,349	27,309,900
Esther Lee	83,683,927	352,154	426,726	27,309,900
Robert W. Matschullat	81,237,803	2,789,091	435,913	27,309,900
Jeffrey Noddle	83,664,283	360,747	437,777	27,309,900
Rogelio Rebolledo	83,645,736	371,376	445,696	27,309,900
Pamela Thomas-Graham	83,709,175	322,706	430,926	27,309,900
Carolyn M. Ticknor	83,518,063	514,149	430,595	27,309,900

2.	The Company’s stockholders voted for (on an advisory basis) the compensation of the Company’s named executive officers.

Number of Votes
For	Against	Abstain	Broker Non-Votes
77,807,307	5,707,565	947,935	27,309,900

3.	The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014.

Number of Votes
For	Against	Abstain	Broker Non-Votes
110,339,134	815,522	618,051	0

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: November 22, 2013	By:	/s/ Laura Stein
Senior Vice President –
General Counsel